UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Coronado Biosciences, Inc. (the “Company”) held its 2014 annual meeting of stockholders on June 16, 2014. At the meeting, stockholders elected the following seven members to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors have been elected and qualified, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	15,438,475	4,841,521	20,170	14,482,909
Eric K. Rowinsky, M.D.	15,110,128	5,094,869	95,169	14,482,909
David J. Barrett	14,721,723	5,483,233	95,210	14,482,909
Jimmie Harvey, Jr., M.D.	15,390,151	4,814,846	95,169	14,482,909
Malcolm Hoenlein	15,134,403	5,070,553	95,210	14,482,909
J. Jay Lobell	14,455,880	5,749,076	95,210	14,482,909
Michael S. Weiss	15,564,731	4,714,245	21,190	14,482,909

Company stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting. The vote on the resolution was approved with 12,734,401 shares for, 6,668,413 shares against, 897,352 shares abstaining, and 14,482,909 broker non-votes.

At the meeting, stockholders also ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The vote for such ratification was 30,067,717 shares for, 4,520,452 shares against, 194,906 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: June 17, 2014	/s/ Lindsay A. Rosenwald
Lindsay A. Rosenwald, M.D., Chairman of the Board of Directors, President and Chief Executive Officer